UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material under § 240.14a-12

FORESCOUT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forescout Employee FAQ

1.	Why did Forescout enter into this transaction?
•	As a publicly traded company, our Board of Directors has a responsibility to maximize value for our shareholders.
•	The Board conducted a robust process, with the assistance of independent legal and financial advisors, and determined that this transaction is the best path forward:
o	For shareholders, the purchase price of $1.9 billion in cash provides an immediate, certain and significant cash premium for their investment.
o	For our company, the Advent International and Crosspoint Capital Partners teams, led by Bryan Taylor and Greg Clark, respectively, are ideal partners for Forescout as they have significant experience helping security software companies – like McAfee, Tanium, Symantec and Blue Coat – transform and grow, and we look forward to partnering with them. This transaction represents a key step forward in helping us build on our strengths. We also believe that, given where Forescout is in our evolution, there are advantages to being a privately held business.
o	For our customers, this represents an exciting new phase in our evolution, and will allow us to better serve them.
o	For our employees, we will have the resources and flexibility to accelerate our ongoing revenue and product transition and pursue other growth opportunities. We expect this to result in exciting career development opportunities.

2.	Who is Advent? Who is Crosspoint Capital? Why Forescout?
•	Advent is one of the largest and most experienced global private equity firms with security DNA and has a proven track record of helping technology companies transform and grow.
•	Crosspoint Capital, led by Greg Clark – the former CEO of Symantec and Blue Coat – brings additional valuable operational experience in cybersecurity and infrastructure software.
•	Advent and Crosspoint Capital have a playbook for strengthening companies and chartering them through transitionary times.
•	They also know that the need for device visibility and control is increasingly important for organizations around the world, and that we are well-positioned for continued leadership in this space.
•	We have had extensive engagement with Advent and Crosspoint Capital and they have completed countless hours of work analyzing Forescout’s business.
•	We each bring our own expertise and collectively we will work together to drive and execute our strategy as a private company.

3.	Why is this transaction good for Forescout?
•	As a private company with the backing and support of Advent and Crosspoint Capital, we will be able to continue to build on our strengths. For starters, we will be able to be more aggressive in transitioning our business to subscription.
•	We are super aligned with Advent and Crosspoint Capital on the steps we can take to continue ramping up our roadmap of offerings and pursuing additional growth opportunities.
•	All of these things are really important, and often easier to do in the private market without the additional pressures of being a public company, like quarterly reporting.

4.	What does it mean to be a private company?
•	A privately-held company is owned by the company's founders, management or a group of private investors. Private companies’ shares are not publicly traded.
•	When the transaction closes, which we expect to occur in the second calendar quarter of 2020, Forescout stock will no longer be traded on Nasdaq, and each stockholder will receive $33.00 in cash for each share of Forescout stock that they own.
•	What we announced today was an agreement to be acquired, but there are a number of customary approvals to receive and conditions that we have to satisfy over the coming months before the transaction is complete.
•	Once the transaction is closed, we will effectively have one ownership group instead of many public investors. That said, we will still be responsible for delivering our results and it will remain business as usual.
•	The best thing for everyone to do is to stay focused on our mission at hand, developing, selling and supporting our solutions that help our amazing install base solve their most challenging security concerns.

5.	How will this transaction affect employees?
•	We believe that this transaction is a positive step forward for our company, and we expect it to benefit all of Forescout’s stakeholders, including employees.
•	By partnering with Advent and Crosspoint Capital, we will have the resources and flexibility to accelerate our ongoing revenue and product transition and pursue other growth opportunities. We expect this to result in exciting career development opportunities for many employees.
•	It is important to remember that the announcement is just the first step toward completing this transaction, and it remains business as usual at Forescout.
•	The best thing for everyone to do is to stay focused on our business objectives and continue providing our customers with the industry’s most comprehensive device visibility platform across the extended enterprise.
•	When the transaction closes, which we expect to occur in the second calendar quarter of 2020, Forescout will continue to be led by the same management team and our headquarters will remain in San Jose. Following this change in ownership, we intend to continue operating much as we do today.
•	We will keep you informed of developments as we move toward completing the transaction in the weeks and months ahead.

6.	Will this transaction have any impact on employees’ benefits and compensation?
•	Following this change in ownership, we intend to continue operating much as we do today.
•	No changes to our general compensation and benefits programs (salaries, cash bonuses, broad-based employee benefits, etc.) are planned or contemplated at this time.
•	We will keep you informed of any changes or other developments as we move toward completing the transaction in the weeks and months ahead.

7.	How will this announcement affect my day-to-day responsibilities?
•	We expect that day to day responsibilities will be unchanged for the vast majority of employees.
•	The best thing for everyone to do is to stay focused on our business objectives and continue providing our customers with the highest level of innovation and service they have come to expect from us.
•	Following this change in ownership, we intend to continue operating much as we do today.

8.	Does this mean we are a private company today?
•	No, we have only just announced the transaction and an intent to be acquired.
•	After receiving all required approvals and satisfying other customary closing conditions, we expect to complete the transaction in the second calendar quarter of 2020.
•	Until the transaction closes, we will continue to operate as an independent, publicly traded company.

9.	Once the transaction closes, how will Advent and Crosspoint Capital work with Forescout going forward?
•	When the transaction closes, which we expect to occur in the second calendar quarters of 2020, we expect that Forescout will continue to be led by the same management team and our headquarters will remain in San Jose.
•	By partnering with Advent and Crosspoint Capital, we will have the resources and flexibility to accelerate our ongoing revenue and product transition and pursue other growth opportunities.
•	With the support of Advent and Crosspoint Capital, we intend to advance our ongoing transition to a recurring subscription model while improving our pipeline development and management, strengthening our sales execution and expanding Forescout’s product portfolio.
•	We are excited to have the backing of Advent and Crosspoint Capital as we continue providing our customers with innovative solutions and services to solve their biggest cybersecurity threats.

10.	Will our business strategy change as a result of this transaction?
•	Following this change in ownership, we intend to continue operating much as we do today.
•	We are committed to executing our detailed business plan to succeed in this rapidly evolving space.
•	We are excited to have the backing and support of Advent and Crosspoint Capital as we continue providing our customers with innovative solutions and services to solve their biggest security challenges.

11.	What will happen to Forescout’s leadership following the close of the transaction?
•	Following close, we expect Forescout will continue to be led by the same management team.
•	In short, we intend to continue operating much as we do today.

12.	Will our headquarters change once the transaction closes? What about our name and brand?
•	No. We expect that Forescout will remain headquartered in San Jose
•	We expect to keep the Forescout name and brand.

13.	What happens between now and closing?
•	Until the transaction closes, it is business as usual.
•	The best thing for everyone to do is to stay focused on our business objectives and serving our customers and partners.

14.	I own Forescout stock. What will happen to employee stock?
•	For employees who are stockholders of Forescout, upon closing of the transaction, you will receive $33.00 in cash for each share of Forescout that you own.

15.	How will my stock options and RSUs be treated under the merger agreement if they have already vested? What about unvested RSUs and options?
•	For employees with options and vested RSUs and PSUs, they will be paid out in cash in connection with the closing of the transaction, subject to tax withholding.
•	For employees with unvested RSUs and PSUs, they will be converted into the right to receive an amount based on the closing price that will continue to vest according to the existing time-vesting schedule and will be be paid in cash or stock, subject to tax withholding.

16.	Will the RSU vesting schedule between deal announcement and deal closure be affected?
•	We do not expect any changes to RSU vesting schedules at this time.

17.	Who do I contact if I have further questions?
•	Please contact your respective leaders if you have further questions.
•	We are committed to keeping you informed as we have updates to share.

18.	What should I do if I am contacted by media or third parties about the transaction?
•	This announcement may result in increased attention on Forescout and it is important that we speak with one voice.
•	If you are contacted by media or other third parties about today’s news, please forward all inquiries to Michelle Spolver at michelle.spolver@forescout.com or Katie Beck at katie.beck@forescout.com

19.	What should I do if customers or business partners ask me about the transaction?
•	Please remind our customers that they remain our top priority and it is business as usual at Forescout.
•	This transaction represents an exciting new phase in Forescout’s evolution, and will allow us to better serve our valued customers.
•	As a private company, we will advance our ongoing transition to a recurring subscription model while improving pipeline development and management and expanding our product portfolio.
•	We look forward to serving our customers for many years to come.

Additional Information and Where to Find It

Forescout Technologies, Inc. (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of the Company (the “Transaction”). The Company plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Theresia Gouw, Michael DeCesare, James Beer, David G. DeWalt, Elizabeth Hackenson, Mark Jensen, Kathy McElligott, Enrique Salem and Yehezkel Yeshurun, all of whom are members of the Company’s Board of Directors, and Christopher Harms, the Company’s Chief Financial Officer, are participants in the Company’s solicitation. Other than Messrs. DeCesare and DeWalt, none of such participants owns in excess of one percent of the Company’s common stock. Mr. DeCesare may be deemed to own approximately two percent of the Company’s common stock, and Mr. DeWalt may be deemed to own approximately one percent of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders (the “2019 Proxy Statement”), which was filed with the SEC on April 16, 2019. To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2019 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, the Company will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction will also be available, free of charge, at the Company’s website (http://www.forescout.com) or by writing to Forescout Technologies, Inc., Attention: Investor Relations, 190 West Tasman Drive, San Jose, California 95134.